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                                                                  Exhibit 99.10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated April 1, 2004 for The American Separate Account 5 included in this Registration Statement on Form N-4 (No. 333-62662 and 811-10409) and the related Prospectus of The American Separate Account 5 dated May 3, 2004.

We also consent to the use of our report on The American Life Insurance Company of New York dated April 23, 2004 included in this Registration Statement. Such report expresses our opinion that The American Life Insurance Company of New York's statutory-basis financial statements present fairly, in all material respects, the financial position of The American Life Insurance Company of New York at December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                             /s/ Ernst & Young LLP

New York, New York
May 3, 2004